                                                                   EXHIBIT 10.32

            THIS AGREEMENT is made as of this 12th day of October, 1999 by and between STAR SCIENTIFIC, INC., a Delaware corporation ("Star") and BROWN & WILLIAMSON TOBACCO CORPORATION, a Delaware corporation ("B&W") (individually, a "Party" and collectively, the "Parties") and provides as follows:

                               FACTUAL BACKGROUND

            Star, in conjunction with its Affiliates, has developed know-how for the manufacture of low-nitrosamine processed tobacco for use in cigarettes, pipe tobacco, cigars and smokeless tobacco products. Star is a distributor of such low-nitrosamine tobacco and B&W has agreed to purchase low-nitrosamine Virginia flue-cured tobacco and subject to the satisfaction of certain conditions, to purchase low-nitrosamine Burley tobacco from Star. [***] B&W has agreed to finance the purchase of curing barns to assist Star in the production of low nitrosamine tobacco products which can be marketed by Star, B&W and others in the industry on the terms and conditions provided for herein.

                                    SECTION 1
                                  DEFINITIONS

            Barns means the specially fabricated mobile curing barns utilized by Star as part of the Star Cure(TM) Process.

            BAT means British American Tobacco, p.l.c., a public limited company, incorporated under the laws of England and its successors and assigns.

            [***]

            B&W Affiliates means BAT, B&W and all other domestic and international companies in which BAT owns, directly or indirectly, a thirty percent (30%) or greater equity interest, and which agree in writing to be bound by the terms and conditions of this Agreement at the time they purchase Star Cure(TM) Tobacco (through B&W) pursuant to the provisions hereof.

            B&W Brands means with respect to any B&W Affiliate the brand names utilized by such B&W Affiliate for Tobacco Products whether by ownership of the marks or by a license arrangement.

            B&W Technologies means B&W's proprietary technologies and Trade Secrets which it makes available to Star on a royalty-free basis pursuant to a license as provided for herein.

            Burley Incremental Cost Factor means the incremental cost per pound (if any) of processing Burley tobacco with the Star Cure(TM) Process above the cost per pound of processing flue-cured tobacco with the Star Cure(TM) Process.








Note: Redacted portions have been marked with [***]. The redacted portions are subject to a request for confidential treatment that has been filed with the Securities and Exchange Commission.

            Business Day means any day or days other than a Saturday, Sunday or United States federal holiday or a state holiday in the State of Georgia.

            Claims means any statements or any assertions in any advertisement, packaging, labeling, public statement or other communication, directly or indirectly, relating to health or other relevant issues, and intended for public dissemination by Star or any manufacturer of Tobacco Products manufactured with Star Cure(TM) Tobacco that the product is a reduced risk or less hazardous product.

            Credit Facility means the secured credit facility to be provided by B&W to Star for the acquisition of Barns by Star pursuant to the Loan and Security Agreements substantially in the form of Exhibit A annexed hereto.

            Green Weight means the weight of the Star Cure(TM) Tobacco at the time it is shipped to B&W from Star's processing facility.

            Index means the Bureau of Labor Statistics' Producer Price Index for Intermediate Materials, Supplies and Components.

            [***]

            Limited License and Option Agreement means the Agreement in the form of Exhibit B annexed hereto.

            Low TSNA Cigarette means a cigarette developed and tested as provided for in Sections 2.03, 2.04 and 2.05 of this Agreement manufactured with any amount of Star Cure(TM) Tobacco.

            Market Price means with respect to either flue-cured or Burley tobacco (which has not been cured by the Star Cure(TM) Process) the average U.S. Department of Agriculture market price per pound paid at the end of the selling season, Green Weight, for such type of tobacco in the United States.

            [***]







Note: Redacted portions have been marked with [***]. The redacted portions are subject to a request for confidential treatment that has been filed with the Securities and Exchange Commission.

            Other Tobacco Products means roll-your-own tobacco products, cigars, pipe tobacco and smokeless tobacco products or any other tobacco product as defined by the United States Federal Trade Commission, excluding those products that may be defined as tobacco cessation products.

            Person means any natural person, general or limited partnership, corporation, limited liability company, firm, association or other legal entity other than B&W Affiliates.

            Ppm means parts per million.

            Premium means [***]

            Purchase Credit means [***]

            Purchase Price means [***]

            Star Affiliates means: (i) Regent Court Technologies, a general partnership ("Regent"), (ii) Jonnie R. Williams ("Williams") and Francis O'Donnell, Jr., M.D. ("O'Donnell") (but only for as long as Williams or O'Donnell, as the case may be, would be deemed to be an affiliate of Star under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder), and (iii) all other domestic and international companies in which Star, Regent, Williams or O'Donnell (but only for as long as Williams or O'Donnell, as the case may be, would be deemed to be an affiliate of Star under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder), owns, directly or indirectly, a thirty percent (30%) or greater equity interest.

            Star Cure(TM) Burley Tobacco means Burley tobacco which has been cured pursuant to the Star Cure(TM) Process.

            Star Cure(TM) Burley Tobacco Acceptance Notice means a written notice from B&W to Star the effect of which is to exercise B&W's option to purchase 3,000,000 pounds Green Weights of Star Cure(TM) Burley Tobacco in each of 2000 and 2001.

            Star Cure(TM) F.C. Tobacco means Virginia flue-cured tobacco which has been cured pursuant to the Star Cure(TM) Process.








Note: Redacted portions have been marked with [***]. The redacted portions are subject to a request for confidential treatment that has been filed with the Securities and Exchange Commission.

            Star Cure(TM) Inside means the trademark of Star which serves as a designator that the Tobacco Product in the package includes Star Cure(TM) Tobacco.

            Star Cure(TM) Marks means the trademark Star Cure(TM) and the Star Cure(TM) Inside designator associated with the Low TSNA Cigarette.

            Star Cure(TM) Process means the proprietary Trade Secrets and technology for a method or process of curing tobacco which significantly retards the production of nitrosamines in the curing process.

            Star Cure(TM) Tobacco means Star Cure(TM) F.C. Tobacco and/or Star Cure(TM) Burley Tobacco as the context may require.

            Star New Technologies means any technologies developed by Star or Star Affiliates relating to Tobacco Products other than the Star Cure(TM) Process.

            Star New Technologies Products means Tobacco Products of Star or Star Affiliates which contain tobacco manufactured or produced using Star New Technologies.

            Star's Intellectual Property means, with respect to Star and its subsidiaries, the proprietary technologies, and all enhancements and improvements thereto, whether owned by, or licensed to, Star, including its subsidiaries, its registered trademarks, registered copyrights, and all pending applications therefor, whether or not issued that relate to the Star Cure(TM) Process and Star Cure(TM) Marks and Star's Trade Secrets.

            Star's Scientific Advisory Board means a panel of expert medical, scientific and public health policy members who will provide scientific advice to Star on the development of Low TSNA Cigarettes and Other Tobacco Products and advise Star on the design and interpretation of clinical studies using Star Cure(TM) Tobacco and the validity of any Claims which Star proposes to make, as well as other relevant scientific advice and counsel concerning a broad range of biomedical and/or health related issues for the Star Cure Tobacco.

            Star's Tobacco Requirements means [***]

            Statement means with respect to cigarettes or Other Tobacco Products containing Star Cure(TM) Tobacco that such product is understood to contain Star Cure(TM) Tobacco, carries the Star Cure(TM) mark and/or the Star Cure(TM) Inside designator, or is designated as having low or lower TSNA levels than a comparable Tobacco Product which does not contain any Star Cure(TM) Tobacco.







Note: Redacted portions have been marked with [***]. The redacted portions are subject to a request for confidential treatment that has been filed with the Securities and Exchange Commission.

            [***]

            [***]

            [***]

            Tobacco Products means cigarettes and Other Tobacco Products.

            Trade Marketing Support means that level of in-market field sales support normally used by B&W for test marketing its own brands.

            Trade Secrets means, with respect to Star or B&W, information, including a formula, pattern, compilation, program, device, method, technique or process, that: (i) derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

            TSNA means the tobacco specific nitrosamines - N-nitrosonomicotine
(NNN), 4-(methyl nitrosamine) - (3 Pyridyl) - 1 - butanone (NNK),
N-nitrosoanabasine (NAT) and N-nitrosoanabasine (NAB).

                                    SECTION 2
                     DEVELOPMENT OF LOW TSNA CIGARETTE AND
                   OTHER TOBACCO PRODUCTS; TRADEMARK LICENSES

            2.01        Star's Scientific Advisory Board.

            Star intends to establish a Scientific Advisory Board utilizing the scientists and/or healthcare professionals identified to B&W in writing, or other individuals with comparable credentials, expertise and stature in their respective fields. The resulting Star Scientific Advisory Board will be in place by December 31, 1999. All issues related to the Scientific Advisory Board are within the sole domain of Star and its designees.








Note: Redacted portions have been marked with [***]. The redacted portions are subject to a request for confidential treatment that has been filed with the Securities and Exchange Commission.

            2.02        Regulatory Acceptance.

            Star will continue to develop the Star Cure(TM) Process and will seek any necessary or available regulatory acceptance and recognition of the process. During the term of this Agreement, Star will, from time to time, advise B&W of the status of these ongoing efforts as well as its analysis of potential, possible and/or actual Claims and Statements which may be made with respect to Tobacco Products manufactured with Star Cure(TM) Tobacco.

            [***]







Note: Redacted portions have been marked with [***]. The redacted portions are subject to a request for confidential treatment that has been filed with the Securities and Exchange Commission.

            [***]








Note: Redacted portions have been marked with [***]. The redacted portions are subject to a request for confidential treatment that has been filed with the Securities and Exchange Commission.

[***]


            2.09        Other Tobacco Products.

            In the event that Star and/or B&W develop Other Tobacco Products using Star Cure(TM) Tobacco, Star at its expense will conduct the Biological Testing for such product. The Parties may enter into supplemental agreements with respect to biological and market testing and the acquisition of any necessary trademark licenses on terms comparable to those set forth herein with respect to such Other Tobacco Products.









Note: Redacted portions have been marked with [***]. The redacted portions are subject to a request for confidential treatment that has been filed with the Securities and Exchange Commission.

            2.10        Restrictions on Claims.

            Neither Star nor B&W will make any health or health related Claim, directly or indirectly, with respect to the effect of using Star Cure(TM) Tobacco in any Tobacco Product unless such Claim has been approved by Star's Scientific Advisory Board.

                                    SECTION 3
                       PURCHASE OF STAR CURE(TM) TOBACCO

            3.01        Purchase of Star Cure(TM) Tobacco.

            Subject to the terms and provisions of this Agreement, in addition to amounts of tobacco purchased under the 1999 Purchase Orders, Star agrees to sell to B&W and B&W agrees to purchase from Star five million pounds/year of Star Cure F.C. Tobacco for delivery in each of the years 2000 and 2001.

            [***] upon issuance of such notice, Star agrees to sell to B&W and B&W agrees to purchase from Star three million pounds/year of Star Cure(TM) Burley Tobacco for delivery to B&W in each of 2000 and 2001.

            In the event B&W [***], B&W shall purchase from Star and Star shall sell to B&W at least five million pounds/year, Green Weight, of Star Cure F.C. Tobacco in each of the years 2002, 2003 and 2004. In the event B&W issues the Star Cure(TM) Burley Tobacco Acceptance Notice then B&W shall purchase from Star and Star shall sell to B&W at least three million pounds/year, Green Weight, of Star CureO Burley Tobacco in each of the years 2002, 2003 and 2004.

            3.02        Condition of Tobacco.

            All Star Cure (TM) Tobacco delivered by, or on behalf of, Star to B&W Affiliates pursuant to this Agreement shall be in marketable condition and good keeping order and of comparable smoking quality or better than the tobacco delivered by Star to B&W pursuant to the 1999 Purchase Order. Comparable smoking quality will be determined by a commonly accepted sensory blind comparison test between the Star Cure(TM) Tobacco delivered to B&W Affiliates pursuant to this Agreement and conventional Burley or flue-cured tobacco from conventional fields during the same growing season.








Note: Redacted portions have been marked with [***]. The redacted portions are subject to a request for confidential treatment that has been filed with the Securities and Exchange Commission.

            3.03        Prices.

            The purchase price for Star Cure(TM) Tobacco purchased for delivery in the years 2000 and 2001 shall be [***]. The purchase price for Star Cure(TM) Tobacco delivered in the year 2002 and thereafter shall be the [***]. With respect to Star Cure (TM) Tobacco delivered in the calendar year 2003 and thereafter, [***] Star will review with B&W the components of such incremental costs and permit B&W to audit such costs periodically. Star will make good faith efforts to incorporate any reasonable recommendations made by B&W to keep the Burley Incremental Cost Factor as low as possible. Identification of the goods to the contract shall occur when they are placed in the hands of the carrier. The prices are F.O.B. Star's processing facility or such other facility as Star may determine. Payments shall be made to Star, at Star's option, by check or wire transfer. Payments shall be due within [***] of receipt of the invoice. Notwithstanding the foregoing, a different method of payment or credit arrangement may be agreed to in writing by the Parties in which case such other method of payment or credit arrangement will govern until Star gives B&W [***] written notice that it will require payment as noted above. Commencing with Star Cure (TM) Tobacco delivered to B&W Affiliates in the year 2002 and for all such shipments thereafter, B&W shall pay based on a Purchase Price calculated using the Market Price established for the previous selling season. Within [***] of the end of each selling season, the Purchase Price of all tobacco purchased that season shall be recomputed using the Market Price for that season, and the Parties shall adjust the payments made accordingly within [***].








Note: Redacted portions have been marked with [***]. The redacted portions are subject to a request for confidential treatment that has been filed with the Securities and Exchange Commission.

            3.04        Option to Purchase Star (TM) Cure Tobacco.

            Commencing with respect to Star Cure (TM) Tobacco to be delivered in the calendar year 2000 and during each calendar year thereafter during the term of this Agreement, subject only to the fulfillment of Star's Tobacco Requirements, [***]








Note: Redacted portions have been marked with [***]. The redacted portions are subject to a request for confidential treatment that has been filed with the Securities and Exchange Commission.

[***]

            Except for amounts required to meet Star's Tobacco Requirements in the event that B&W Affiliates purchase 30,000,000 pounds/year or more of Star Cure(TM) Tobacco in each of the years 2002, 2003 and 2004, Star agrees not to sell Star Cure(TM) Tobacco to any Persons other than B&W Affiliates and sales which are made pursuant to Star's Tobacco Requirements during that year.

            All orders, including those exercising the option to purchase Star Cure (TM) Tobacco, shall be submitted to Star in the form of a written purchase order which shall be sent by mail or by facsimile to Star at Star's principal place of business and shall set forth (i) the identity of Star Cure Tobacco being purchased; (ii) the quantity (in pounds) to be purchased; (iii) the purchase price in accordance with Section 3.03; (iv) the general shipping instructions including destination address; (v) a reference to this Agreement;
(vi) any other special information required by this Agreement or by the circumstances of the purchase order.








Note: Redacted portions have been marked with [***]. The redacted portions are subject to a request for confidential treatment that has been filed with the Securities and Exchange Commission.

            3.05        Incorporation of Terms and Conditions.

            The terms and conditions of this Agreement shall be deemed incorporated into and made a part of each purchase order, and shall not be modified, supplemented, or superseded by any terms or conditions in a purchase order except as expressly agreed to in a writing separate from such purchase order signed by authorized representatives of both Parties and specifying the extent to which such purchase order overrides the terms and conditions of this Agreement.

            3.06        Additional Payments to Star.

            Subject to the terms and conditions hereof, and in consideration of the undertakings herein by Star, in addition to the payments made pursuant to Sections 3.03 and 3.09, B&W shall pay to Star a nonrefundable deposit on the Purchase Price of Star Cure(TM) Tobacco to be purchased in the year 2000 in the amount of $6,000,000, payable upon execution of this Agreement.

            3.07        Late Fees on Delinquent Payments.

            In the event B&W or any B&W Affiliate does not pay any amounts due Star pursuant to this Agreement, B&W shall pay late charges on such past due amounts at a monthly rate of one and one-half percent (1 1/2%) (or, if less, the maximum interest rate then allowed under applicable law).

            3.08        Most Favored Purchaser.

            [***]

            3.09        Covenant re Star's Intellectual Property.

            In the event Star receives a communication from any Person which asserts that Star's Intellectual Property, whether owned by or licensed to Star, is infringing the rights of any Person, Star shall give B&W written notice of such communication within ten (10) Business Days of its receipt.








Note: Redacted portions have been marked with [***]. The redacted portions are subject to a request for confidential treatment that has been filed with the Securities and Exchange Commission.

                                    SECTION 4
            FINANCIAL AND OTHER ASSISTANCE PROVIDED BY B&W TO STAR.

            4.01        Financing of Barns.

            To assist Star in the acquisition of Barns for the curing of Star Cure(TM) Tobacco, B&W will make available to Star a credit facility pursuant to the Credit Facility. [***]

            4.02        Trademark Registrations.

            [***]


                                    SECTION 5
                     REPRESENTATIONS AND WARRANTIES OF STAR

            Star represents and warrants to B&W:

            5.01        Corporate Status.

            Star is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware. Star is duly qualified to do business and is in good standing in such states in which the failure to so qualify would have a material adverse effect on its business. Star has requisite power to carry on its business as it is now being conducted and Star has the requisite power to enter into and complete the transactions contemplated by this Agreement.









Note: Redacted portions have been marked with [***]. The redacted portions are subject to a request for confidential treatment that has been filed with the Securities and Exchange Commission.

            5.02        Authority.

            All corporate actions necessary to be taken by or on the part of Star in connection with the transactions contemplated by this Agreement have been duly and validly taken, and this Agreement has been duly and validly authorized, executed, and delivered by Star and constitutes the legal, valid and binding obligation of Star, enforceable against Star in accordance with its terms.

            5.03        Star's Intellectual Property.

            Star is, and to the best of its knowledge, will be, for the term of this Agreement, either the sole owner or the sole and exclusive worldwide licensee of all technology and Know-How necessary and utilized in the production of Star Cure (TM) Tobacco. To the best of Star's knowledge and information, the use of Star Cure Tobacco by any B&W Affiliate will not infringe any patent or trade secret or other protected interest of any Person. Star has not received any communications or notice of any claims or demands of any Person pertaining to Star's Intellectual Property, or the rights of Star thereunder. To the knowledge and information of Star, no proceedings have been instituted, or are pending or, threatened, which challenge the rights of Star with respect to "Star's Intellectual Property" and none of such intellectual property is subject to any outstanding order, decree, judgment, stipulation, injunction restriction or agreement affecting the scope of the free and unrestricted use by Star or the benefits obtained by the B&W Affiliates under the Related Agreements. To the best of Star's knowledge and information, Star is not infringing or violating, and has not infringed or violated any intellectual property rights of others.

                                    SECTION 6
                     REPRESENTATIONS AND WARRANTIES OF B&W

            B&W represents and warrants to Star:

            6.01        Corporate Status.

            B&W is a corporation which is duly organized, validly existing and in good standing under the laws of the State of Delaware. B&W is qualified to do business and in good standing in such states in which the failure to so qualify would have a material adverse effect on B&W's ability to perform its obligations herein. B&W has the requisite power to enter into and complete the transactions contemplated by this Agreement.

            6.02        Authority.

            All corporate actions necessary to be taken by or on the part of B&W in connection with the transactions contemplated by this Agreement have been duly and validly taken, and this Agreement has been duly and validly authorized, executed and delivered by B&W and constitutes the legal, valid and binding obligation of B&W, enforceable against B&W in accordance with and subject to its terms.

                                    SECTION 7
                            NEW TOBACCO TECHNOLOGIES

            [***]



                                    SECTION 8
                      WARRANTY AND LIMITATION OF LIABILITY

            8.01        Warranty.

            All Star Cure(TM) Tobacco shall have (subject to verification by B&W) total TSNA levels equal to or less than:


                        Star Cure(TM) F.C. Tobacco:  0.4 ppm.

                        Star Cure(TM) Burley Tobacco:  1 ppm.

            B&W's sole remedy for any breach of this warranty is replacement of any Star Cure(TM) Tobacco at Star's expense which fails to meet such specifications. The B&W Affiliate will give written notice to Star of its intent to return such tobacco and provide Star with a copy of its TSNA test results or other reports and analysis with respect to any returned tobacco.



Note: Redacted portions have been marked with [***]. The redacted portions are subject to a request for confidential treatment that has been filed with the Securities and Exchange Commission.

            8.02        Limitation of Liability.

            EXCEPT AS EXPRESSLY PROVIDED IN THE PREVIOUS SECTION, STAR MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND TO B&W OR ITS CUSTOMERS, INCLUDING BUT NOT LIMITED TO, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. FURTHERMORE, UNDER NO CIRCUMSTANCES SHALL STAR OR B&W BE RESPONSIBLE FOR INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL, PUNITIVE, OR EXEMPLARY DAMAGES ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY ACTS OR OMISSIONS ASSOCIATED THEREWITH OR RELATING TO THE USE OF THE STAR CURE(TM) TOBACCO FURNISHED, WHETHER SUCH CLAIM IS BASED ON BREACH OF WARRANTY, CONTRACT, TORT, OR OTHER DAMAGES OR WHETHER ANY OTHER REMEDY PROVIDED HEREIN FAILS.

                                    SECTION 9
                                 MISCELLANEOUS

            9.01        Public Announcements.

            No Party shall, without the approval of the other Party hereto, make any press release or other public announcement concerning the transactions contemplated by this Agreement, except: (i) to announce it has been entered into, in which case such Party shall give advance notice to the other Party and the Parties shall use their best efforts to cause a mutually agreeable release or announcement to be issued; (ii) as and to the extent that such Party shall be so obligated by law; and (iii) to meet the requirements for appropriate regulatory filings.

            9.02        Confidentiality.

                        (a) Except to the extent otherwise permitted under Section 10.01, each Party will hold in confidence and will not, without the prior written consent of the other party, use, reproduce, distribute, transmit, transfer or disclose, directly or indirectly, in any form or by any means or for any purpose any Confidential Information of the other party except as explicitly provided for in this Agreement. As used herein, the term "Confidential Information" shall mean this Agreement and its subject matter, and proprietary information that is provided to or obtained from one party to the other party including without limitation Trade Secrets, B&W Technologies, results of Biological Testing and Market Tests, information regarding the development, manufacturing, marketing, promotion and sale of Tobacco Products and any other information which derives economic value, actual or potential, from not being generally known to, and not generally ascertainable by proper means by, other persons. The recipient of Confidential Information may only disclose such information to its employees on a need-to-know basis and will exercise reasonable commercial care in protecting the confidentiality of the other party's Confidential Information.

                        (b) The obligations of a recipient party with respect to Confidential Information shall remain in effect during and after the term of this Agreement (including any renewals and extensions hereof) and for a period of 5 years thereafter except to the extent:

                                    1.          such Confidential Information is
or becomes generally available to the public other than as a result of a disclosure by the recipient, or its directors, officers, employees, agents or advisors;

                                    2.          such Confidential Information
becomes available to the recipient on a non-confidential basis from a source other than the disclosing party or its affiliated companies (provided that such source is not bound by any confidentiality obligations to the disclosing party or its affiliated companies); or

                                    3.          the disclosure of such
Confidential Information is necessary to comply with applicable law or the order or other legal process of any court, governmental or similar authority having jurisdiction over the recipient.

                        (c) In the event the recipient becomes legally compelled to disclose any of such Confidential Information by any governmental body or court, recipient will provide the disclosing party with prompt notice so that the disclosing party may seek a protective order or other appropriate remedy. Recipient will furnish only that portion of such Confidential Information which is legally required and will exercise its reasonable business efforts to obtain appropriate assurance that confidential treatment will be accorded such Confidential Information.

                                   SECTION 10
                              TERM AND TERMINATION

            10.01       Term.

            [***]



Note: Redacted portions have been marked with [***]. The redacted portions are subject to a request for confidential treatment that has been filed with the Securities and Exchange Commission.


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

            10.02       Events of Default.

            Either party (the "nonbreaching party") shall have the right to terminate this Agreement upon thirty (30) days' prior written notice to the other party (the "breaching party") or (if applicable) its trustees, receivers or assigns upon the occurrence of one or more of the following events by the breaching party:

                        (a) as to Star, a material cessation or stoppage by Star to deliver to any B&W Affiliate the quantity of StarCure(TM) Tobacco which such B&W Affiliate has agreed to purchase for such year, and as to B&W, the breach of any material provision of this Agreement unless the breaching party cures or corrects such breach within thirty (30) days after the written notice by the nonbreaching party;

                        (b) the institution of any proceeding against the breaching party under any bankruptcy, insolvency or moratorium law, to which the breaching party consents or which is not dismissed within sixty (60) days thereafter;

                        (c) any assignment by the breaching party of substantially all of its assets for the benefit of creditors; or

                        (d) the placement of the assets of the breaching party in the hands of a trustee or receiver, unless the receivership or trust is dissolved within sixty (60) days thereafter.

                                   SECTION 11
                               GENERAL PROVISIONS

            11.01       Successors and Assigns.

            Except as otherwise expressly provided herein, this Agreement shall be binding upon and inure to the benefit of the Parties hereto, and their respective representatives, successors and assigns. Neither Party may assign any of its rights or delegate any of its duties hereunder without the prior written consent of the other, and any such attempted assignment or delegation without such consent shall be void; provided, however, that B&W may assign its rights and obligations hereunder, in whole or in part, to one or more of the B&W Affiliates without Star's consent.

            11.02       Amendments; Waivers.

            The terms, covenants, representations, warranties and conditions of this Agreement may be changed, amended, modified, waived, or terminated only by a written instrument executed by the Party waiving compliance. The failure of any Party at any time or times to require performance of any provision of this Agreement shall in no



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

manner affect the right of such Party at a later date to enforce the same. No waiver by any Party of any condition or the breach of any provision, term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or of the breach of any other provision, term, covenant, representation or warranty of this Agreement.

            11.03       Notices.

            All notices, requests, demand and other communications required or permitted under this Agreement shall be in writing (which shall include notice by telex or facsimile transmission) and shall be deemed to have been duly made and received when personally served, or when delivered by Federal Express, United Parcel Service or a similar nationally recognized overnight courier service, expenses prepaid, or, if sent by telex, graphic scanning or other facsimile communications equipment, delivered by such equipment, addressed as set forth below:

            (a)  if to Star, then to:    Star Scientific, Inc.
                                         16 South Market Street
                                         Petersburg, VA
                                         Attention: Jonnie R. Williams
                                         Telecopier No. 804-861-6215





with a copy (which shall
not constitute notice) to:               Paul, Hastings, Janofsky & Walker

                                         1299 Pennsylvania Avenue, N.W.
                                         Tenth Floor
                                         Washington, D.C.  20004-2400
                                         Attention:  Paul L. Perito,
                                         Esq.Telecopier No.: (202) 508-9700  and

                                         Paul, Hastings, Janofsky & Walker
                                         600 Peachtree Street, Suite 2400
                                         Atlanta, Georgia  30308
                                         Attention:  W. Andrew Scott,
                                         Esq.Telecopier No. (404) 815-2424

(b)  if to B&W, then to:                 Brown & Williamson Tobacco Corporation

                                         200 Brown & Williamson Tower
                                         401 South 4th Avenue
                                         Louisville, KY  40232
                                         Attention:  [***]
                                         Telecopier No. (502) 568-7107



Note: Redacted portions have been marked with [***]. The redacted portions are subject to a request for confidential treatment that has been filed with the Securities and Exchange Commission.

with a copy (which shall not
constitute notice) to:                   Wiley, Rein & Fielding

                                         1776 K Street, N.W.

                                         Washington, D.C.  20006

                                         Attention:  Andrew S. Krulwich
                                         Telecopier No. (202)-719-7049

and

                                         Wiley, Rein & Fielding

                                         1776 K Street, N.W.

                                         Washington, D.C.  20006

                                         Attention:  Stuart F. Carwile
                                         Telecopier No. (202)-719-0140

            Any Party may alter the address to which communications are to be sent by giving notice of such change of address in conformity with the provisions of this Section providing for the giving of notice.

            11.04       Captions.

            The captions of Articles and Sections of this Agreement are for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

            11.05       Governing Law.

            This Agreement shall be deemed to executed and to be performed in the State of Georgia (without regard to its conflicts of laws principles) and shall be construed in accordance with the laws of the State of Georgia.

            11.06       Entire Agreement.

            This Agreement constitutes the full and entire understanding and agreement between the Parties with regard to the subject matter hereof, and supersedes all prior agreements, understandings, inducements or conditions, express or implied, oral or written, relating to the subject matter hereof; including without limitation the undated letter of intent, the Memorandum of Understanding between Star Scientific, Inc. and Brown and Williamson Tobacco Corp. The express terms hereof control and supersede any course of performance and/or usage of trade inconsistent with any of the terms hereof. This Agreement has been prepared by all of the Parties hereto, and no inference of ambiguity against the drafter of a document therefore applies against any Party hereto.

            11.07       Counterparts.

            This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any Party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the Parties reflected hereon as the signatories.

            11.08       Severability.

            The Parties agree that if one or more provisions contained in this Agreement shall be deemed or held to be invalid, illegal or unenforceable in any respect under any applicable law, this Agreement shall be construed with the invalid, illegal or unenforceable provision deleted, and the validity, legality and enforceability of the remaining provisions contained herein shall not be affected or impaired thereby.

            11.09       No Joint Venture.

            Nothing contained in this Agreement shall be construed as creating a joint venture, partnership, agent or employment relationship between Star and any of the B&W Affiliates.

            11.10 Force Majeure. Neither party shall be liable for any delay or failure in its performance of any of the acts required by this Agreement when such delay or failure arises from circumstances beyond the control and without the fault or negligence of such party. Such causes may include, without limitation, acts of God, acts of local, state or national governments or public agencies, acts of public enemies, acts of civil or military authority, labor disputes, material or component shortages, embargoes, rationing, quarantines, blockades, sabotage, utility or communication failures or delays, earthquakes, fire, flood, epidemics, riots or strikes. The time for performance of any act delayed by any such event may be postponed for a period equal to the period of such delay so long as the party whose actions are delayed is diligently seeking to perform.

            IN WITNESS WHEREOF each of the Parties has caused this Agreement to be executed on its behalf by a duly authorized officer.

                                             STAR SCIENTIFIC, INC.

                                             By:
                                                --------------------------
                                             Name:
                                                  ------------------------
                                             Title:
                                                   -----------------------

                                                  BROWN & WILLIAMSON
                                             TOBACCO CORPORATION

                                             By:
                                                --------------------------
                                             Name:
                                                  ------------------------
                                             Title:
                                                   -----------------------












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